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                                 EXHIBIT 99.10.

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                                 EXHIBIT 99.10.



TELE-COMMUNICATIONS, INC.                   LIBERTY MEDIA CORPORATION

5619 DTC Parkway                            8101 East Prentice Avenue, Suite 500
Englewood, Colorado 80111                   Englewood, Colorado 90111


                                            MARCH 5, 1999


Mr. Gary Magness
Mr. Kim Magness
Magness Securities LLC
Magness FT Investment Company, LLC
The Kim Magness Family Foundation
The Gary Magness Family Foundation
c/o Tele-Communications, Inc.
5619 DTC Parkway
Englewood, Colorado 80111

Gentlemen:

          Reference is made to the Call Agreement, dated as of February
9, 1998 (the "Magness Call Agreement"), among Tele-Communications Inc., a Delaware corporation ("TCI"), and Gary Magness, both in any Representative Capacity and individually, Kim Magness, both in any Representative Capacity and individually, the Estate of Bob Magness, and the Estate of Betsy Magness. As you know, after the original execution of the Magness Call Agreement, Magness Securities LLC, Magness FT Investment Company, LLC, The Kim Magness Family Foundation and The Gary Magness Family Foundation were added as parties to the Call Agreement and members of the "Magness Group". Capitalized terms used but not expressly defined in this letter have the meanings given to them in the Magness Call Agreement. Section references in this letter are to Sections of the Magness Call Agreement.

          The purpose of this letter is to confirm and clarify the following:

          1. Each member of the Magness Group consents to the assignment by TCI to Liberty Ventures Group LLC, a Delaware limited liability company ("LVG"), and the subsequent assignment by LVG to Liberty Media Corporation, a Delaware corporation ("LMC"), of all of TCI's rights, interests and obligations under the Magness Call Agreement and agrees that upon such assignments TCI shall have no further rights or obligations under the Magness Call Agreement. Each member of the Magness Group also agrees that if a Triggering Event (as defined below) occurs in the future and is not waived, LMC may assign all of its rights, interests and obligations under the Magness Call Agreement to Liberty Media Group LLC and, in the event of such assignment, references to LMC herein shall thereafter refer to Liberty Media Group LLC. "Triggering Event" has the meaning ascribed to such term in the Contribution Agreement, being entered into on March 9, 1999, among LMC, Liberty Media Management LLC, Liberty Media Group LLC and Liberty Ventures Group LLC.

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          2.    TCI and each member of the Magness Group agree that if, for any reason, the Agreement and Plan of Restructuring and Merger, dated as of June 23, 1998, as amended, among TCI, AT&T Corp., a New York corporation ("AT&T"), and Italy Merger Corp., a Delaware corporation and a wholly owned subsidiary of AT&T ("MergerSub"), terminates without consummation of the merger of MergerSub into TCI contemplated thereby (the "Merger"), the assignments described in paragraph 1 shall be rescinded.

          3. Each member of the Magness Group confirms and agrees that TCI has exercised its right under Section 7.10 of the Magness Call Agreement to require that, from and after the Merger (and after giving effect to the assignments provided for above), the Magness Call Agreement continue in effect in accordance with its terms and the following:

          (a) References to the "Company" will be references to AT&T and any successor (by merger, consolidation, sale, transfer, exchange, or otherwise) to all or substantially all of its business and assets, except as indicated below:

                (i) in order to effectively give LMC the rights and obligations it is intended to have after the assignments referred to in paragraph I above,


          (x) the rights, interests, covenants and obligations of the "Company" under the first sentence of Section 2.1 and under Sections 2.2 through 7.17, inclusive, will be rights, interests, covenants and obligations of LMC and any successor (by merger, consolidation, sale, transfer, exchange, or otherwise) to all or substantially all of its business and assets (LMC or such successor being referred to as "Liberty"), and


          (y) references to the "Company" in the definition of the terms "Board of Directors", "Magness Group", "Magness Group Representative" and "Permitted Pledge" in Section 1.1 will be references to Liberty;


                (ii) references to the Company with respect to covenants of the Company that have been fully performed by TCI prior to the date hereof, including, without limitation, in the second sentence of Section 2.1, shall continue to refer to TCI, and

                (iii) references to the Company in the definitions of Magness Call Agreement and Stockholders Agreement refer to TCI.

          (b) The definition of the term "High Vote Stock" shall mean the Class B Liberty Media Group Common Stock, $1.00 par value per share, issued by AT&T (or any successor referred to in paragraph 3(a) above), as it exists immediately after the Merger, and any capital stock into which the Class B Liberty Media Group Common Stock may thereafter be changed (whether as a result of a recapitalization, reorganization, merger, consolidation, share exchange, stock dividend, stock redemption, spinoff, split off or other transaction or event). The definition of the term "Low Vote Stock" shall mean the Class A Liberty Media Group Common Stock, $1.00 par value per share, issued by AT&T (or any successor referred to in paragraph 3(a) above), as it exists immediately after the Merger, and any capital stock into which the Class A Liberty Media Group Common Stock may thereafter be changed (whether as a result of a recapitalization, reorganization, merger, consolidation, share exchange, stock dividend, stock redemption, spinoff, split off or other transaction or event).


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          (c)   The term "Sale of the Company" shall mean, a transaction which results in a Change of Control of the issuer of the High Vote Stock (subject to the same exclusions as currently pertain in the definition of such term).

          (d)   In any case where the Holder has the right to elect under
Section 2.2(d) to receive payment of the Gross Purchase Price for any High Vote Stock included in the Subject Shares in shares of a corresponding series of Low Vote Stock, and in any case where the Company has the right under Section 3.1 to elect to pay all or any portion of the Closing Date Amount or Company Price in shares of Low Vote Stock, such election will not be effective unless Liberty arranges for AT&T to issue such Low Vote Stock and to grant to the selling Holder the registration rights with respect to such shares of Low Vote Stock contemplated by Section 2.2(e). Similarly, the Company's election under Section
3.1 will not be effective unless Liberty arranges for AT&T to comply with
Section 3.2.

          If the foregoing accurately expresses our understanding, please sign and return the enclosed counterpart of this letter.

                                        Sincerely,

                                        TELE-COMMUNICATIONS, INC.


                                        By:   /s/ Stephen M. Brett
                                           -------------------------------------
                                           Stephen M. Brett
                                           Executive Vice President,
                                        Secretary and General Counsel


                                        LIBERTY VENTURES GROUP LLC


                                        By:   /s/ Stephen M. Brett
                                           -------------------------------------
                                           Stephen M. Brett
                                           Vice President


                                        LIBERTY MEDIA CORPORATION


                                        By:   /s/ Stephen M. Brett
                                           -------------------------------------
                                           Stephen M. Brett
                                           Vice President


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Confirmed:


                                        ESTATE OF BETSY MAGNESS


/s/ Kim Magness                         By:/s/ Kim Magness
-------------------------------------      -------------------------------------
KIM MAGNESS, individually and as           Kim Magness, Personal Representative
Trustee of the Magness Family
Irrevocable Trusts and the
Magness Issue GST Trusts
                                        ESTATE OF BOB MAGNESS


/s/ Gary Magness                        By:/s/ Kim Magness
-------------------------------------      -------------------------------------
GARY MAGNESS, individually and as          Kim Magness, Personal Representative
Trustee of the Magness Family
Irrevocable Trusts and the
Magness Issue GST Trusts
                                        By:/s/ Gary Magness
                                           -------------------------------------
                                           Gary Magness, Personal Representative

MAGNESS SECURITIES LLC


By:/s/ Kim Magness
-------------------------------------
     Kim Magness, Manager

MAGNESS FT INVESTMENT COMPANY, LLC


By:/s/ Kim Magness
-------------------------------------
     Kim Magness, Manager

THE KIM MAGNESS FAMILY FOUNDATION


By:/s/ Kim Magness
-------------------------------------
     Kim Magness, President

THE GARY MAGNESS FAMILY FOUNDATION


By:/s/ Gary Magness
-------------------------------------
     Gary Magness, President





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